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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cambridge Heart, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAMBRIDGE HEART, INC.
One Oak Park Drive
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2003

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Meeting") of Cambridge Heart, Inc., a Delaware corporation (the "Company"), will be held at the offices of Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, on Monday, June 16, 2003, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

  1.
  To elect one Class I director of the Company for the ensuing three years.

  2.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 50,000,000 to 75,000,000.

  3.
  To approve an amendment to the Company's 2001 Stock Incentive Plan, increasing from 1,700,000 to 5,000,000 the total number of shares of Common Stock of the Company authorized for issuance under such plan and increasing from 170,000 to 770,000 the number of restricted shares of Common Stock of the Company authorized for issuance under such plan.

  4.
  To ratify the appointment by the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2003.

  5.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Meeting. The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 21, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Meeting.

        If you would like to attend the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Meeting, you must obtain from the nominee a proxy issued in your name.

        A copy of the Company's Annual Report for the year ended December 31, 2002, which contains financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                      By Order of the Board of Directors,

                      Robert B. Palardy, Secretary

Bedford, Massachusetts
May 16, 2003

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CAMBRIDGE HEART, INC.
One Oak Park Drive
Bedford, Massachusetts 01730

PROXY STATEMENT
2003 Annual Meeting of Stockholders
To Be Held On June 16, 2003

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambridge Heart, Inc., a Delaware corporation (the "Company"), for use at the 2003 Annual Meeting of Stockholders (the "Meeting") to be held on Monday, June 16, 2003, at 10:00 a.m., local time, at Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or postponement thereof. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not in itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

        On April 21, 2003, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and outstanding and entitled to vote 19,516,299 shares of Common Stock, $.001 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each matter.

        On May 12, 2003, the Company issued and sold 696,825 shares of its Series A Preferred Stock and warrants to purchase a total of up to 1,245,427 shares of its Series A Preferred Stock. Each outstanding share of Series A Preferred Stock entitles the holder thereof to that number of votes equal to the number of shares of Common Stock into which the holder's shares of Series A Preferred Stock could be converted as of the record date. There were no shares of Series A Preferred Stock outstanding as of the record date for the Meeting.

Voting Securities and Votes Required

        The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

        The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of the director (Proposal 1). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation (Proposal 2). The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of the amendment to the Company's 2001 Stock Incentive Plan and for the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2003 (Proposals 3 and 4).

        Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter. (Proposals 1, 3 and 4) but will have the same effect as a vote against matters that require the affirmative vote of a majority of the voting power of all outstanding shares of Common Stock (Proposal 2).

        THE NOTICE OF MEETING, THIS PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2002 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 19, 2003. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE COMPANY, ONE OAK PARK DRIVE, BEDFORD, MASSACHUSETTS, 01730, ATTENTION: ROBERT B. PALARDY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of January 31, 2003 by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of January 31, 2003 and the address for each director and executive officer of the Company is: c/o Cambridge Heart, Inc., One Oak Park Drive, Bedford, MA 01730.

	Number of Shares Beneficially Owned(1)		Percentage of Class Outstanding
The Tail Wind Fund, Ltd.	1,809,209	(2)	9.0%
Richard J. Cohen, M.D., Ph.D.	1,369,802	(3)	7.0%
The Goldman Sachs Group, Inc.	1,320,186	(4)	6.8%
Robert P. Khederian	1,335,181	(5)	6.8%
S Squared Technology Corp.	1,241,972	(6)	6.4%
David A. Chazanovitz	466,150	(7)	2.3%
Eric Dufford	205,493	(8)	1.1%
Kevin S. Librett	146,875	(9)	*
Robert B. Palardy	134,500	(10)	*
James W. Sheppard	88,750	(11)	*
Daniel M. Mulvena	45,000	(12)	*
Jeffrey J. Langan	27,500	(13)	*
All directors and executive officers as a group (9 persons)	3,585,001	(14)	17.6%

*
Represents less than 1% of the outstanding Common Stock.

(1)
The Company believes that each stockholder has sole voting and investment power with respect to the shares of Common Stock listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2003 through the exercise of any stock option, warrant or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock. Shares of Common Stock which an individual or entity has a right to acquire within the 60-day period following January 31, 2003 pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)
Consists of shares in which The Tail Wind Fund, Ltd. has sole voting and dispositive power, as reported in a Schedule 13G filed with the Commission on January 21, 2003. Includes 589,889 shares of common stock issuable within 60 days of January 31, 2002 upon exercise of warrants. The business address of The Tail Wind Fund, Ltd. is Windermere House, 404 East Bay Street, P.O. Box SS-5539, British Virgin Islands.

(3)
Includes 1,284,385 shares held in a joint account by Dr. Cohen and his wife, Edith Cohen. Includes 85,417 shares issuable to Dr. Cohen within 60 days of January 31, 2003 upon exercise of stock options.

(4)
Consists of shares in which The Goldman Sachs Group, Inc. shares voting and dispositive power with Goldman, Sachs & Co., as reported in a Schedule 13G filed with the Commission on February 12, 2003. The business address of The Goldman Sachs Group, Inc. is 85 Broad Street, New York, New York 10004.

(5)
Includes 172,414 shares issuable to Mr. Khederian within 60 days of January 31, 2003 upon exercise of warrants and 8,333 issuable to Mr. Khederian within 60 days of January 31, 2003 upon exercise of stock options.

(6)
Consists of shares in which S Squared Technology Corp. has sole voting and dispositive power, as reported in a Schedule 13G filed with the Commission on February 14, 2003. The business address of S Squared Technology Corp. is 515 Madison Avenue, New York, New York 10022.

(7)
Includes 447,250 shares issuable to Mr. Chazanovitz within 60 days of January 31, 2003 upon exercise of stock options.

(8)
Includes 157,500 shares issuable to Mr. Dufford within 60 days of January 31, 2003 upon exercise of stock options.

(9)
Consists 146,875 shares issuable to Mr. Librett within 60 days of January 31, 2003 upon exercise of stock options.

(10)
Includes of 127,5000 shares issuable to Mr. Palardy within 60 days of January 31, 2003 upon exercise of stock options.

(11)
Includes 78,750 shares issuable to Mr. Sheppard within 60 days of January 31, 2003 upon exercise of stock options.

(12)
Includes of 30,000 shares issuable to Mr. Mulvena within 60 days of January 31, 2003 upon exercise of stock options.

(13)
Includes of 25,000 shares issuable to Mr. Langan within 60 days of January 31, 2003 upon exercise of stock options.

(14)
Includes a total of 1,044,789 shares which the executive officers and directors together have a right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003. To the knowledge of the Company, there are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Common Stock of the Company.

DIRECTORS

Election of Directors

        The Company has a classified Board of Directors currently consisting of two Class I directors (Robert P. Khederian and Louis Perlman), two Class II directors (Richard J. Cohen and David A. Chazanovitz) and two Class III directors (Jeffrey J. Langan and Daniel M. Mulvena). One class of directors is elected each year to serve for a three-year term. Other than Mr. Perlman, the Class I, Class II and Class III directors were elected to serve until the annual meeting of stockholders to be held in 2003, 2004 and 2005, respectively, and until their respective successors are elected and qualified.

        Pursuant to the Certificate of Designations that the Company filed with the Secretary of State of the State of Delaware on May 12, 2003, the holders of the Series A Preferred Stock (other than Medtronic, Inc. and The Tail Wind Fund Ltd.) voting as a separate class, are entitled to elect two members to the Board of Directors of the Company. On May 16, 2003, Mr. Perlman was elected by the written consent of the holders of Series A Preferred Stock and will serve as a Class I director for a three-year term. The holders of Series A Preferred Stock have not yet elected the second member that they are entitled to elect.

        In addition, the holders of the Series A Preferred Stock (other than Medtronic, Inc. and The Tail Wind Fund Ltd.) will be entitled to elect one additional member of the Board of Directors following the payment of an aggregate of $1.5 million for the purchase of shares of Series A Preferred Stock upon exercise of the warrants issued pursuant to the Securities Purchase Agreement, dated as of May 12, 2003, and will be entitled to elect another member of the Board of Directors following the payment of an aggregate of $3.0 million for the purchase of shares of Series A Preferred Stock upon exercise of such warrants.

        The persons named in the enclosed proxy card will vote to elect, as a Class I director, Robert P. Khederian. The proxy may not be voted for more than one director. Mr. Khederian is presently a Class I director of the Company. The Class I director will be elected to hold office until the year 2006 annual meeting of stockholders and until his successor is elected and qualified. The nominee has indicated a willingness to serve, if elected; however, if the nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that the nominee will be unable or unwilling to serve as a director.

        Set forth below is the name and age of the nominee for director and the positions and offices held by him with the Company, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

ROBERT P. KHEDERIAN	Director since 2002
Age: 50

        Mr. Khederian was elected to the Board of Directors in March 2002. Mr. Khederian is the Chairman of Belmont Capital, a venture capital firm he founded in 1996. From 1984 through 1996, Mr. Khederian served as Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products which Mr. Khederian founded. Mr. Khederian has been the Managing Partner of Provident Capital Partners, LLC, an investment banking firm, since May 1998. Mr. Khederian is also a director of Inverness Medical Innovations, Inc.

Current Directors

        Set forth below (with the exception of Robert P. Khederian, the information with respect to whom is set forth above) are the name and age of each current director and the positions and offices held by him with the Company, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

DAVID A. CHAZANOVITZ	Director since 2000
Age: 52

        Mr. Chazanovitz has been the Chief Executive Officer of the Company since February 2001 and the President and Chief Operating Officer and a Director of the Company since October 2000. From July 1998 to September 2000, Mr. Chazanovitz served as the President of the Neurosciences Division of NMT Medical Inc., a medical device firm. From June 1996 to July 1998, Mr. Chazanovitz served as the President of the Septal Repair Division of NMT, following the merger of Innerventions, Inc. with NMT. Mr. Chazanovitz was a founder in 1995 of Innerventions, a developer of septal repair devices. Mr. Chazanovitz also previously served as the President of several divisions of C.R. Bard, Inc., a medical products and services firm, including Bard Ventures, Bard Electrophysiology and USCI

Angiography. Mr. Chazanovitz holds a B.S. in Biology from City College of New York and an M.B.A. in Marketing from Long Island University.

RICHARD J. COHEN, M.D., Ph.D.	Director since 1993
Age: 52

        Dr. Cohen, the scientific founder of the Company, has been a consultant to the Company since February 1993. Dr. Cohen is the Whitaker Professor of Biomedical Engineering at the Massachusetts Institute of Technology in the Harvard-MIT Division of Health Sciences and Technology, where he has been on the faculty since 1979. Dr. Cohen is also on the staff of the Brigham and Women's Hospital in Boston. From 1985 to 1995, Dr. Cohen was the Director of the Harvard-MIT Center for Biomedical Engineering located at The Massachusetts Institute of Technology, and he is currently the Leader of the Cardiovascular Alterations Team of the National Space Biomedical Research Institute. Dr. Cohen has authored over 200 published research articles and 18 issued United States patents. Dr. Cohen holds A.B. and M.D. degrees from Harvard University and a Ph.D. in Physics from The Massachusetts Institute of Technology.

JEFFREY J. LANGAN	Director since 1999
Age: 58

        Mr. Langan has been an independent consultant with Maine Point Associates since July 1999. From January 2001 to January 2002, Mr. Langan served as President and Chief Executive Officer of Nexigent Inc., a firm that provides internet-based services for pharmaceutical clinical trials. From November 1997 to July 1999, Mr. Langan served as President and Chief Executive Officer of Idexx Laboratories, Inc., a veterinary diagnostic and software firm, and, from April 1996 to November 1997, as President and Chief Executive Officer of Thermedics Detection, Inc., which produces measurement and detection systems. Mr. Langan was also General Manager of the Healthcare Information Management Division and General Manager of the Clinical Systems Business Unit for Hewlett-Packard Medical Systems from May 1989 to April 1996. Mr. Langan holds a B.S. in Mechanical Engineering from Villanova University, an M.S. in Engineering Mechanics from Rensselaer Polytechnic Institute and an M.B.A from the Harvard University Graduate School of Business Administration.

DANIEL M. MULVENA	Director since 1999
Age: 54

        Mr. Mulvena has served as Chairman of the Board of Directors since March 2002. Mr. Mulvena is a founding partner of Commodore Associates, a consulting firm for medical device and services companies, of which he has served as a partner since May 1995. From February 1992 to May 1995, Mr. Mulvena served as Group Vice President, Cardiology, Boston Scientific Corporation, a medical device firm. From 1989 to 1991, Mr. Mulvena served as Chairman and Chief Executive Officer of Lithox Systems, Inc. Prior to joining Lithox Systems, Mr. Mulvena was President of the Cardiosurgery division of C.R. Bard. Mr. Mulvena holds a B.A. from Vanderbilt University. Mr. Mulvena is also a director of Magna-Lab, Inc., Zoll Medical Corp. and Thoratec Corporation.

LOUIS M. PERLMAN	Director since May 2003
Age: 56

        Since 1979, Mr. Perlman has been the President of Lazam Properties Ltd., a real estate brokerage, management and investment company. Mr. Perlman has led many venture capital investments, including from 1988 to 1996 being the Chairman and CEO of Chemical Week Associates, a chemical industry trade publisher. Mr. Perlman received his law degree from Cardozo School of Law and a graduate degree from the School of Oriental and African Studies at London University. Mr. Perlman is also a director and Chairman of the Board of Intervisual Books Inc.

Board and Committee Meetings

        The Board of Directors met fifteen times during the year ended December 31, 2002 ("Fiscal 2002"), and acted by written consent on one occasion. Each director attended at least 75% of the aggregate number of Board meetings held during the period for which he or she has been a director and the number of meetings held by all committees on which he or she then served (during the period that he or she served).

        The Board of Directors has a standing Audit Committee, which reviews the effectiveness of the auditors during the annual audit, reviews the adequacy of financial statement disclosures, reviews the scope and results of audits, discusses the Company's internal control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met seven times during Fiscal 2002. The members of the Audit Committee are currently Mr. Khederian, Mr. Langan and Mr. Mulvena. See "Report of the Audit Committee of the Board of Directors."

        The Board of Directors also has a standing Compensation Committee, which is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation levels for these individuals. The Compensation Committee also considers and makes recommendations to the Board of Directors with respect to such matters as the establishment and implementation of employee incentive plans and administers and makes grants under the Company's Amended and Restated 1993 Incentive and Non-Qualified Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Employee Stock Purchase Plan, the 1996 Director Option Plan and the 2001 Stock Incentive Plan. The Compensation Committee met two times during Fiscal 2002. The members of the Compensation Committee are Mr. Khederian, Mr. Langan and Mr. Mulvena. See "Report of the Compensation Committee on Executive Compensation."

        The Board of Directors has no standing nominating committee.

Compensation of Directors

        The Company's non-employee directors receive a fee of $2,500 per meeting of the Board of Directors and $350 per committee meeting. All non-employee directors receive reasonable travel and out-of-pocket expenses for attendance at meetings of the Board of Directors. Non-employee directors are also eligible to receive stock options under the 2001 Stock Incentive Plan and the 1996 Director Stock Option Plan (the "Director Plan"). See "Director Option Plan." During Fiscal 2002, Mr. Mulvena received $13,000 additional compensation for his services as Chairman of the Board of Directors.

Director Option Plan

        The Director Plan was adopted by the Board of Directors in May 1996, was approved by the stockholders in June 1996, and became effective on August 7, 1996. Under the terms of the Director Plan, options (the "Director Options") to purchase 10,000 shares of Common Stock will be granted to each person who becomes a non-employee director and who is not otherwise affiliated with the Company, effective as of the date of initial election to the Board of Directors. The Director Options will vest in equal annual installments over three years after the date of grant. Director Options will become immediately exercisable upon the occurrence of a change in control (as defined in the Director Plan). A total of 100,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the OTC Bulletin Board on the date of grant.

EXECUTIVE OFFICERS

Compensation of Executive Officers

  Summary Compensation

        The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as executive officers on December 31, 2002 (the "Named Executive Officers").

Summary Compensation Table

Long-Term Compensation Awards(2)
Annual Compensation(1)
Name and Principal Position				Securities Underlying Options		All Other Compensation
	Year	Salary	Bonus
David A. Chazanovitz President and Chief Executive Officer	2002 2001 2000	$225,723 215,000 41,622	$62,475 78,411 50,000	— 837,000 100,000	(3) (3)	$ $ $	810 810 820	(4) (4) (4)
Eric Dufford Former Vice President, Sales and Secretary(5)	2002 2001 2000	$180,865 171,350 166,841	$12,028 16,038 15,000	45,000 20,000 20,000
Robert B. Palardy Vice President, Finance and Administration, Chief Financial Officer and Secretary	2002 2001 2000	$155,062 148,000 143,509	$15,350 18,504 10,000	37,500 20,000 20,000
Kevin S. Librett Vice President, Research and Development	2002 2001 2000	$150,000 150,048 136,979	$13,050 12,000 12,000	36,250 20,000 80,000
James W. Sheppard Vice President, Operations	2002 2001 2000	$145,043 137,500 134,774	$13,825 10,718 7,500	20,000 20,000 20,000

(1)
Perquisites for the Named Executive Officers listed in the table did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and accordingly have been omitted in accordance with the rules of the Commission.

(2)
The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights ("SARs") have been granted to or are held by any of the Named Executive Officers.

(3)
An option for 752,000 shares under the 2001 Stock Incentive Plan was granted on May 31, 2001 to replace an option for the same number of shares originally granted in October 2000 that was not granted under any of the Company's stock option plans. The option for the purchase of 752,000 shares granted in October 2000 was cancelled in May, 2001 without being exercised. The new option has the same exercise price and vesting schedule as the original grant.

(4)
Represents term life insurance premiums paid by the Company.

(5)
Mr. Dufford left the employment of the Company effective March 2003.

        Option Grant Table.    The following table sets forth certain information regarding options granted during Fiscal 2002 by the Company to the Named Executive Officers. The Company granted no SARs in Fiscal 2002.

Option Grants In Last Fiscal Year

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise or Base Price Per Share	Expiration Date
						5%	10%
David A. Chazanovitz	—		—	—	—	—	—
Eric Dufford	45,000	(3)	16%	$0.93	7/19/2012	$26,319	$66,698
Robert B. Palardy	37,500	(3)	13%	$0.93	7/19/2012	$21,202	$53,729
Kevin S. Librett	36,250	(3)	13%	$0.93	7/19/2012	$21,933	$55,582
James W. Sheppard	20,000	(3)	7%	$0.62	8/29/2012	$7,798	$19,762

(1)
The securities underlying the options are shares of Common Stock.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account actual appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

(3)
All of these options were granted at the fair market value of the Company's Common Stock on the date of grant. The options vest in equal installments over four years after the date of grant.

        Year End Option Table.    The following table sets forth certain information regarding stock options exercised during Fiscal 2002 and held as of December 31, 2002 by the Named Executive Officers. The Company granted no SARs during Fiscal 2002.

Aggregated Option Exercises In Last Fiscal Year And
Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized($)
			Exercisable(#)/Unexercisable(#)	Exercisable($)/Unexercisable($)
David A. Chazanovitz	—	—	447,250/489,750	0/0
Eric Dufford	—	—	157,500/57,500	0/0
Robert B. Palardy	—	—	127,500/50,000	0/0
Kevin S. Librett	—	—	144,375/59,375	0/0
James W. Sheppard	—	—	78,750/66,250	0/0

(1)
Value based on last reported sale price of the Common Stock at the fiscal year end ($0.54 per share) less the exercise price.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2002.

			(c)
			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders(1)	3,196,200	$2.43	531,590	(3)(4)
Equity compensation plans not approved by security holders	—	$—	—

Total	3,196,200	$2.43	531,590	(3)(4)

(1)
Consists of the Amended and Restated 1993 Incentive and Non-Qualified Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Employee Stock Purchase Plan, the 1996 Director Option Plan and the 2001 Stock Incentive Plan.

(2)
In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2002, 170,000 shares under our 2001 Stock Incentive Plan (770,000 if Proposal 3 if adopted) may instead be issued in the form of restricted stock.

(3)
Includes 160,290 shares issuable under our 1996 Employee Stock Purchase Plan.

(4)
With respect to our 2001 Stock Incentive Plan, this table includes 311,300 shares available for issuance as of December 31, 2002, but excludes the additional 3,300,000 shares that would be available for issuance if Proposal 3 is adopted.

Employment and Consulting Agreements and Other Arrangements

        Upon joining the Company, Mr. Chazanovitz was awarded a base annual salary of $215,000 subject to annual merit increases approved by the Board of Directors. Mr. Chazanovitz is eligible to receive an annual bonus of up to 50% of base salary based on the achievement of objectives determined annually by the Board of Directors. In October 2000, Mr. Chazanovitz was granted an option under the 1996 Equity Incentive Plan to purchase 100,000 shares of Common Stock at $2.688 per share, the closing price of the Common Stock on the Nasdaq National Market on the date of grant. This option vests in equal annual installments over four years after the date of grant and is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). At the same time, Mr. Chazanovitz was granted an option to purchase 752,000 shares of Common Stock at $2.688 per share. This option, which vests in equal annual installments over four years after the date of grant, was not granted under any of the Company's stock option plans. Following approval of the 2001 Stock Incentive Plan by the Company's stockholders, the Board canceled and replaced Mr. Chazanovitz's option to purchase 752,000 shares with a new option to purchase 752,000 shares under the 2001 Stock Incentive Plan with the same exercise price and vesting schedule as the original option. If his employment is terminated by the Company without cause, Mr. Chazanovitz will be entitled to receive severance compensation in an amount equal to twelve months base salary. In the event of a change in control (as defined in the severance agreement) that does not result in termination of Mr. Chazanovitz's employment, 50% of all Mr. Chazanovitz's unvested options which are then outstanding will become immediately exercisable. In the event of a change in control resulting in the termination of Mr. Chazanovitz's employment, all of Mr. Chazanovitz's unvested options which are then outstanding will become immediately exercisable.

        The Company is a party to severance agreements with Mr. Dufford, Mr. Librett, Mr. Palardy and Mr. Sheppard. Under these agreements, if the executive officer's employment is terminated by the Company without cause, the officer will be entitled to receive severance compensation in an amount equal to six months base salary. In the event of a change in control (as defined in the severance agreement) that does not result in termination of the officer's employment, 50% of all the officer's unvested options which are then outstanding will become immediately exercisable. In the event of a change in control resulting in the termination of the executive's employment, all of the executive's unvested options which are then outstanding will become immediately exercisable.

        The Company is a party to a consulting and technology agreement with Dr. Cohen pursuant to which Dr. Cohen spends one day per week at the Company working on the development and commercialization of certain technology licensed to the Company by the Massachusetts Institute of Technology. This agreement, which commenced in February 1993 and has been extended to December 31, 2003, currently requires the Company to pay monthly consulting fees of $7,500, as stipulated in the agreement. Total payments made during 2002 were approximately $135,000. In connection with this agreement, a warrant to purchase 109,634 shares of Common Stock for $2.00 per share was issued to Dr. Cohen. This warrant was exercised in full by August 1998. During the term of the consulting agreement, and for a period of up to two additional years following the termination or expiration of this agreement, Dr. Cohen is obligated not to compete with the Company so long as the Company makes continuing payments to Dr. Cohen during such two year period.

        During Fiscal 2002, Mr. Langan earned $22,500 from the Company as compensation for consulting services which were in addition to his service on the Board of Directors.

Certain Relationships and Related Transactions

        On May 12, 2003, the Company entered into a Securities Purchase Agreement for the sale of up to $6.5 million of the Company's Series A Convertible Preferred Stock to Medtronic, Inc. and a group of private investors (the "Belmont Group") led by Robert P. Khederian, a member of the Company's Board of Directors and a beneficial owner of 6.8% of the Common Stock of the Company as of January 31, 2003. Louis M. Perlman, a member of the Company's Board of Directors, is a general partner of T Wave Investors, L.P. which is a member of the Belmont Group. Leaf Offshore Investment Fund Ltd., a member of the Belmont Group, is an affiliate of S Squared Technology Corp., which is a beneficial owner of 6.4% of the Common Stock of the Company as of January 31, 2003.

        Under the terms of the financing, the Company issued and sold 696,825 shares of its Series A Preferred Stock at a purchase price of $4.42 per share, or a total of approximately $3.1 million. Each share of Series A Preferred Stock is convertible into a number of shares of Common Stock equal to $4.42 divided by the conversion price of the Series A Preferred Stock, which is initially $0.34. Each share of Series A Preferred Stock is currently convertible into 13 shares of Common Stock. The total number of shares of Common Stock initially issuable upon conversion of the 696,825 shares of Series A Preferred Stock issued and sold in the financing is 9,058,725. The Company issued and sold 470,581 shares of Series A Preferred Stock to the Belmont Group, including 104,072 shares to Mr. Khederian, 90,497 shares to T Wave Investors, L.P. and 45,248 to Leaf Offshore Investment Fund Ltd.

        The Company also issued to the Belmont Group short-term warrants exercisable for a total of 705,852 shares of Series A Preferred Stock, including warrants to purchase 156,108 shares to Mr. Khederian, warrants to purchase 135,744 shares to T Wave Investors, L.P. and warrants to purchase 67,872 shares to Leaf Offshore Investment Fund Ltd. There are six tranches of short-term warrants that expire in monthly intervals starting September 1, 2003. The exercise price of these warrants is the lower of $4.42 or 13 times the 20 day average closing price of the Company's Common Stock prior to the expiration date of these warrants. The Company may extend the expiration date of up to three tranches of warrants as follows: to March 1, 2004 for the first tranche so extended, to April 1, 2004 for the second tranche so extended, and to May 1, 2004 for the third tranche so extended.

        The Company also issued to Medtronic and the Belmont Group long-term warrants exercisable for 30% of the total number of shares of Series A Preferred Stock purchased through the initial investment and the exercise of the short-term warrants. The exercise price of Medtronic's long-term warrant is $4.42 and the exercise price of the long-term warrants issued to the other investors is $5.525. These warrants expire on January 1, 2009. The Belmont Group received long-term warrants exercisable for up to 352,926 shares of Series A Preferred Stock, including a warrant to purchase up to 78,054 shares to Mr. Khederian, a warrant to purchase up to 67,872 shares to T Wave Investors, L.P. and a warrant to purchase up to 33,936 shares to Leaf Offshore Investment Fund Ltd.

        The AFB Fund LLC and its affiliates have purchased 117,646 shares of Series A Preferred Stock and have the right to purchase up to 264,690 shares of Series A Preferred Stock upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. ProMed Partners, L.P. and its affiliates have purchased 58,822 shares of Series A Preferred Stock and have the right to purchase up to 132,336 shares of Series A Preferred Stock upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. As a result, the AFB Fund LLC and its affiliates and ProMed Partners, L.P. and its affiliates are beneficial owners of greater than 5% of the Common Stock of the Company.

        In connection with this financing and in order to address certain payment obligations in existing registration rights agreements, the Company issued to The Tail Wind Fund Ltd., a beneficial owner of 9.0% of the Company's Common Stock as of January 31, 2003, short-term warrants exercisable for 67,872 shares of Series A Preferred Stock and a long-term warrant exercisable for 75% of the total number of shares of Series A Preferred Stock purchased through the exercise of The Tail Wind Fund Ltd.'s short-term warrants. The exercise prices and the expiration dates of The Tail Wind Fund Ltd.'s warrants are consistent with the warrants that were issued to the Belmont Group. The Tail Wind Fund Ltd. waived its rights under the registration rights agreements to certain payments and The Tail Wind Fund Ltd., Mr. Khederian and the Company amended the Registration Rights Agreement dated as of December 21, 2002 to eliminate certain provisions requiring payments by the Company.

        As a result of this financing, the Company has made adjustments to warrants issued December 21, 2001 to The Tail Wind Fund Ltd. to purchase 459,770 shares of Common Stock and to Mr. Khederian to purchase 172,414 shares of Common Stock. Pursuant to the antidilution provisions contained in these warrants, the exercise prices of these warrants were adjusted from $2.28 to $0.34 per share of Common Stock. The Company and The Tail Wind Fund Ltd. also amended a warrant to purchase 82,500 shares of Common Stock held by The Tail Wind Fund Ltd. to reduce the exercise price from $3.50 to $0.34 per share.

        The Company has agreed to file with the Securities and Exchange Commission a registration statement registering all of the shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock and the shares of Series A Preferred Stock issuable upon the exercise of the warrants.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter adopted and approved in April 2003. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

        The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

  •
  the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

  •
  the Company's financial disclosure documents, including all financial statements and reports filed with the Commission or sent to shareholders;

  •
  management's selection, application and disclosure of critical accounting policies;

  •
  changes in the Company's accounting practices, principles, controls or methodologies;

  •
  significant developments or changes in accounting rules applicable to the Company; and

  •
  the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

        The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

  •
  methods to account for significant or unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services, if any, to the Company is compatible with maintaining such auditors' independence. See "Ratification of Independent Accountants—All Other Fees."

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

        By the Audit Committee of the Board of Directors of Cambridge Heart, Inc.

Robert P. Khederian Jeffrey J. Langan Daniel M. Mulvena

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Company's Board of Directors consists of Robert P. Khederian, Jeffrey J. Langan and Daniel M. Mulvena. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Compensation Committee or director of the Company. During Fiscal 2002, Mr. Langan earned $22,500 from the Company as compensation for consulting services which were in addition to his service on the Board of Directors.

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Company's Board of Directors is responsible for granting options under the Company's stock plans and establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the Named Executive Officers, and setting the compensation for these individuals.

        The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Common Stock.

        The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary, annual cash bonus, and a stock-based equity incentive in the form of participation in the Company's 2001 Stock Incentive Plan. In establishing, and determining increases in, base salaries for executives, the Compensation Committee examines the executive's demonstrated levels of competency in skill, effectiveness and leadership, compares how that individual has performed essential job requirements against what was envisioned with the job, monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

        The Compensation Committee awards cash bonuses to executives based on the achievement of annual financial goals and personal objectives. Half of the potential bonus for each executive is based on the Company's performance on three quantitative financial goals: revenue, year-end cash on-hand, and net income. In Fiscal 2002, no bonus was awarded based on the revenue goal, while partial bonuses were awarded based on the cash on-hand and net income goals. The other half of the potential bonus for each executive is based on the achievement of qualitative personal objectives, which vary for each executive. Pursuant to such bonus policy, for Fiscal 2002 each of Messrs. Dufford, Palardy, Librett and Sheppard were awarded a bonus of $12,028, $15,350, $13,050 and $13,825, respectively.

        Mr. Chazanovitz is eligible for a maximum bonus equal to half his base salary. For Fiscal 2002, based on the achievement of the financial goals as discussed above and on his performance on his personal goals, Mr. Chazanovitz was awarded a cash bonus of $62,475. The Compensation Committee believes that the base salary level and the bonus criteria established an appropriate overall salary level for Mr. Chazanovitz in light of the factors described above.

        Stock option grants in Fiscal 2002 were designed to link the overall compensation of any executive officers receiving such awards with his performance, in light of all other current and past compensation received by such executive officer. Such grants, as a result of the applicable vesting arrangements, also serve as a means for the Company to retain the services of these individuals. In fiscal 2002, Messrs. Dufford, Palardy, Librett and Sheppard each received options to purchase 45,000, 37,500, 36,250, 20,000 shares of Common Stock, respectively. These option grants to the above Named Executive Officers were based on the above described criteria. The exercise price of these options was equal to the fair market value of the Company's Common Stock on the date of grant.

        Section 162(m) of the Code, generally disallows a tax deduction to public companies for certain compensation over $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under certain of the Company's stock plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the vest interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

        By the Compensation Committee of the Board of Directors of Cambridge Heart, Inc.

Robert P. Khederian Jeffrey J. Langan Daniel M. Mulvena

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, or written representations from Reporting Persons, the Company believes that during Fiscal 2002 the Reporting Persons complied with all Section 16(a) filing requirements, other than a late filing by Mr. Khederian of an Initial Statement of Beneficial Ownership of Securities following his election to the Board in March.

STOCK PERFORMANCE CHART

        The following chart compares the percentage change in the cumulative total stockholder return on the Common Stock during the period beginning December 31, 1997 and ending December 31, 2002 with the total return on the Nasdaq Stock Market (U.S.) Index and the Dow Jones U.S. Advanced Medical Devices Index. The comparison assumes $100 was invested on December 31, 1997 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CAMBRIDGE HEART, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES US ADVANCED MEDICAL DEVICES INDEX

      *
      $100 invested on 12/31/97 in stock or index—including reinvestment of dividends.
      Fiscal year ending December 31.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Cambridge Heart, Inc.	$100	$62	$38	$27	$31	$6
Dow Jones U.S. Advanced Medical Devices Index	$100	$138	$148	$223	$210	$190
Nasdaq Stock Market (U.S.) Index	$100	$141	$261	$157	$125	$86

(Cumulative total return numbers provided by Research Data Group, Inc.)

APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

        On April 23, 2003, the Board of Directors voted to recommend to the stockholders that the Company's Amended and Restated Certificate of Incorporation be amended in order to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares. On April 21, 2003, there were outstanding 19,516,299 shares of Common Stock, and an additional 3,497,761 shares were reserved for issuance pursuant to the Company's stock option and stock benefit plans (the "Stock Plans") and 1,370,400 shares were reserved for issuance upon exercise of outstanding warrants (the "Common Stock Warrants").

        On May 12, 2003, the Company issued and sold 696,825 shares of its Series A Preferred Stock and warrants to purchase a total of up to 1,245,427 shares of its Series A Preferred Stock. Each share of Series A Preferred Stock is currently convertible into 13 shares of Common Stock. The Company has also reserved 25,249,276 shares of Common Stock for issuance upon the conversion of the outstanding shares Series A Preferred Stock and the shares of Series A Preferred Stock issuable upon the exercise of the warrants.

        The additional shares of Common Stock provided for by the proposed amendment may be needed if there is an adjustment to the conversion price of the Series A Preferred Stock. The conversion price of the Series A Preferred Stock is subject to adjustment in certain circumstances. If the Company issues shares of Common Stock at a purchase price below the conversion price of the Series A Preferred Stock prior to November 12, 2004, the conversion price of the Series A Preferred Stock will be adjusted to equal such lower purchase price. The conversion price may also be adjusted following the last expiration date of the six tranches of short-term warrants that the Company issued in connection with the May 2003 financing if the revenue of the Company is below $8,717,000 for the period beginning April 1, 2003 and ending on March 31, 2004 or $11,932,000 for the period beginning April 1, 2003 and ending on June 30, 2004 (depending upon when the last tranche of the short-term warrants expires). Total revenue for the Company for the fiscal years ended December 31, 2001 and 2002 was $3,112,037 and $4,307,377, respectively. In the event that the applicable revenue level is not achieved, the conversion price of the Series A Preferred Stock will be adjusted to equal the lowest final exercise price per share of Series A Preferred Stock of the six tranches of short-term warrants (whether or not any of the short-term warrants are exercised).

        Robert P. Khederian, a member of our Board of Directors, is a holder of Series A Preferred Stock and warrants to purchase Series A Preferred Stock. Louis M. Perlman, a member of our Board of Directors, is a general partner of T Wave Investors, L.P., a holder of Series A Preferred Stock and warrants to purchase Series A Preferred Stock. Certain other beneficial owners of 5% or more of the Company's Common Stock are also holders of Series A Preferred Stock and warrants to purchase Series A Preferred Stock. See "Certain Relationships and Related Transactions."

        If the stockholders do not approve the increase in authorized shares of the Company's Common Stock, the Company may not have sufficient shares of the Company's Common Stock to reserve for issuance upon conversion of the Series A Preferred Stock following an adjustment is the conversion price. As a result, the Company would be in breach of the Securities Purchase Agreement, dated as of May 12, 2003, between the Company and the purchasers listed on Schedule I thereto. In such a case, the Company would also be in breach of its obligations under the Certificate of Designations that the Company filed with the Secretary of State of the State of Delaware on May 12, 2003, and the Company may have to redeem the purchase price of the shares of Series A Preferred Stock that cannot be converted into shares of Common Stock.

        The authorization of additional shares of Common Stock is also necessary for the Company to reserve the additional 3,300,000 shares of Common Stock to be authorized under the amendment to the Company's 2001 Stock Incentive Plan if Proposal 3 is adopted.

        The Board of Directors believes that the authorization of additional shares of Common Stock is desirable to provide shares of Common Stock for issuance in connection with potential adjustment to the conversion price of the Series A Preferred Stock, possible future financings, management and employee incentive plans or other general corporate purposes. There is no existing plan, understanding or agreement for the issuance of any shares of Common Stock with the exception of the shares of Common Stock available for issuance under the Stock Plans and Common Stock Warrants and upon conversion of the Series A Preferred Stock as described above. If the amendment to the Company's Amended and Restated Certificate of Incorporation is approved by the stockholders, the Board of Directors will have authority to issue additional shares of Common Stock without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desired flexibility in connection with possible financings and other corporate purposes, would have the effect of diluting the Company's current stockholders. The proposed amendment may also have the effect of making more difficult an attempt by a third party to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, which might otherwise be desirable to stockholders.

        The Board of Directors believes the adoption of this amendment is in the best interests of the Company and its stockholders and recommends a vote FOR the adoption of this proposed amendment.

AMENDMENT TO 2001 STOCK INCENTIVE PLAN

        On April 23, 2003, the Board of Directors adopted resolutions to approve an amendment (the "2001 Plan Amendment") to the 2001 Stock Incentive Plan (the "2001 Plan"), to increase the total number of shares of Common Stock authorized for issuance thereunder from 1,700,000 to 5,000,000 and to increase the number of restricted shares of Common Stock authorized for issuance thereunder from 170,000 to 770,000 shares, subject to stockholder approval.

        The Board adopted the 2001 Plan Amendment because the number of shares currently available under the 2001 Plan is insufficient to satisfy the expected 2002 share requirements thereunder. As of April 23, 2003, only approximately 97,750 shares remained available for future option grants under the 2001 Plan. The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes that the approval of the 2001 Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the 2001 Plan

        The following is a brief summary of the 2001 Plan and it is qualified by reference to the full text of the Plan.

Description of Awards

        The 2001 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options and restricted stock awards (collectively "Awards").

        Incentive Stock Option and Nonstatutory Stock Option Awards.    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than 100% of the fair market value of the Common Stock on the date of grant or for a term of more than 10 years. The 2001 Plan permits the following forms of payment of the exercise price of options: (i) cash or check, (ii) in connection with a "cashless exercise" through a broker, unless otherwise provided by the Board or committee, (iii) surrender to the Company of shares of Common Stock or delivery to the Company of a promissory note, to the extent permitted by the Board or a committee, or (iv) any combination of these forms of payment.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase or require forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable restricted stock award are not satisfied prior to the end of the applicable restriction period. The maximum aggregate number of shares of Common Stock with respect to which restricted stock awards may be granted under the 2001 Plan is limited to 170,000, or 770,000 if the shareholders approve the proposed amendment.

Eligibility to Receive Awards

        Employees, officers, directors, consultants and advisors of the Company and any future parent or subsidiaries of the Company are eligible to be granted Awards under the 2001 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 2001 Plan may not exceed 900,000 shares per calendar year.

Plan Benefits

        As of April 23, 2003, approximately 40 persons were eligible to receive Awards under the 2001 Plan, including the Company's five executive officers and four non-employee directors. The granting of Awards under the 2001 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

        On April 25, 2003, the last reported sale price of the Company Common Stock on the Nasdaq SmallCap Market was $0.33.

Administration

        The 2001 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. Pursuant to the terms of the 2001 Plan, the Board of Directors may delegate its authority under the 2001 Plan to one or more committees of the Board and any references to the Board in this discussion include a committee to which the Board has properly delegated authority. Subject to any applicable limitations contained in the 2001 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price, if any. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2001 Plan, including the granting of options to executive officers.

        The Board of Directors is required to make appropriate adjustments in connection with the 2001 Plan and any outstanding Awards to reflect stock dividends, stock splits, recapitalizations, spin-offs and other similar changes in capitalization. The 2001 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, the Board of Directors is authorized to provide for outstanding options to be assumed or substituted for, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide that all unexercised options will become exercisable in full prior to the Reorganization Event and will terminate immediately prior to the Reorganization Event if not exercised; provided that, if holders of the Company's Common Stock receive a cash payment for each share of Common Stock surrendered pursuant to the Reorganization Event, then the Board may provide that all outstanding options shall terminate upon such Reorganization Event and that each participant shall receive, in exchange therefore, a cash payment.

        If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2001 Plan subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

        No Award may be made under the 2001 Plan after March 15, 2011, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2001 Plan, except that no Award that is intended to comply with Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m).

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

        A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

        There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

RATIFICATION OF INDEPENDENT ACCOUNTANTS

        The Board of Directors, on the recommendation of its Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2003, subject to ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has been the Company's independent accountants since the Company's inception in 1990. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this appointment.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

        PricewaterhouseCoopers LLP billed the Company an aggregate of $90,100 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during Fiscal 2002.

Financial Information Systems Design and Implementation Fees

        PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for Fiscal 2002 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

        PricewaterhouseCoopers LLP billed the Company an aggregate of $11,000 in fees for other services rendered to the Company and its affiliates for Fiscal 2002. These fees were rendered primarily in connection with the preparation of a registration statement for the registration of shares of the Company's Common Stock to be issued under the 1996 Employee Stock Purchase Plan, as amended, two registration statements for shares of the Company's Common Stock previously issued in private placements, as well as the consents related to such registration statements.

OTHER MATTERS

        The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

Deadline for Submission of Stockholder Proposals for the 2003 Annual Meeting

        Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, One Oak Park Drive, Bedford, Massachusetts 01730, no later than January 19, 2004 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

        If a stockholder of the Company wishes to present a proposal before the 2004 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2004 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2004 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder gives notice of such a proposal after the applicable deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: One Oak Park Drive, Bedford, MA 01720, (781) 271-1200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,
Robert B. Palardy, Secretary
May 16, 2003

        THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

CAMBRIDGE HEART, INC.

AUDIT COMMITTEE CHARTER

A. Purpose

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the Company's internal audit function and independent auditors.

B. Structure and Membership

        1.    Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

        2.    Independence.    Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be "independent" as defined by such rules and Act.

        3.    Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

        4.    Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

        5.    Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

        6.    Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

  General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

        1.    Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

        2.    Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

        3.    Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

        4.    Preapproval of Services.    The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

        5.    Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

    •
    critical accounting policies and practices;

    •
    alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    •
    other material written communications between the independent auditor and Company management.

  Review of Audited Financial Statements

        6.    Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

        7.    Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

        8.    Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

  Review of Other Financial Disclosures

        9.    Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

        10.    Oversight.    The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal accounting controls for financial reporting, the Company's disclosure controls and procedures and the Company's code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

        11.    Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        12.    Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

        13.    Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

        1.    Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

        2.    Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

        3.    Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

        4.    Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

        5.    Independent Advisors.    The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

        6.    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

PROXY	PROXY

CAMBRIDGE HEART, INC.

ANNUAL MEETING OF STOCKHOLDERS—JUNE 16, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) David A. Chazanovitz and Robert B. Palardy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Cambridge Heart, Inc. (the "Company") to be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts, at 10:00 a.m. (local time), on Monday, June 16, 2003, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is proposed by the Company.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

(To be Signed on Reverse Side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /x/

				FOR	AGAINST	ABSTAIN
1.	Election of Director.	2.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 50,000,000 to 75,000,000.	☐	☐	☐
Nominee: Robert P. Khederian
☐ FOR THE NOMINEE ☐ WITHHOLD AUTHORITY FOR THE NOMINEE
		3.	To approve an amendment to the Company's 2001 Stock Incentive Plan, increasing from 1,700,000 to 5,000,000 the total number of shares of Common Stock of the Company authorized for issuance under such plan and increasing from 170,000 to 770,000 the number of restricted shares of Common Stock of the Company authorized for issuance under such plan.	☐	☐	☐
		4.	To ratify the appointment of Pricewaterhouse-Coopers LLP as the Company's independent accountants.	☐	☐	☐
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSALS SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH PROPOSALS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT 2003 Annual Meeting of Stockholders To Be Held On June 16, 2003
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS
EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE CHART
APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
AMENDMENT TO 2001 STOCK INCENTIVE PLAN
RATIFICATION OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
AUDIT COMMITTEE CHARTER